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                                               [LINCOLN FINANCIAL GROUP(R) LOGO]

John R. Reizian, Esquire
Vice President and Associate General Counsel
The Lincoln National Life Insurance Company
Hartford, CT 06103
Telephone:  (860) 466-1539
Facsimile:   (860) 466-2550
John.Reizian@LFG.com


November 12, 2014

U. S. Securities and Exchange Commission
Division of Investment Management
Office of Insurance Products, Room 8634; Mail Stop 8629
100 F Street, NE
Washington, DC 20549-4644

Re: Lincoln Life Flexible Premium Variable Life Account M
    The Lincoln National Life Insurance Company
    File Nos. 811-08557; CIK No.: 0001048607
    Initial Registration Statement on Form N-6
    Lincoln  AssetEdge(R) VUL 2015

Dear Sir or Madam:

As Vice President and Associate General Counsel of The Lincoln National Life Insurance Company ("Company"), I am familiar with the actions of the Board of Directors of the Company establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933 (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to this Initial Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

Very truly yours,

/s/ John L. Reizian

John L. Reizian
Vice President and Associate General Counsel